As filed with the Securities and Exchange Commission on May 3, 2017

Registration No. 333-217592

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3096839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas Texas 75225

(Address of principal executive offices, including zip code)

SECOND AMENDED AND RESTATED ENERGY TRANSFER PARTNERS, L.P. 2008 LONG-TERM INCENTIVE PLAN

ENERGY TRANSFER PARTNERS, L.P. AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Thomas E. Long

Chief Financial Officer

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas Texas 75225 (214) 981-0700

(Name, address and telephone number of agent for service)

copies to:

Michael J. Swidler Lande A. Spottswood Mike Rosenwasser Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 (212) 237-0000	James M. Wright, Jr. General Counsel Energy Transfer Partners, L.L.C. 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 (214) 981-0700	William N. Finnegan IV Ryan J. Maierson Debbie P. Yee Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The Registration Statement filed by Energy Transfer Partners, L.P., a Delaware partnership (the “Registrant”) on Form S-8 (File No. 333-217592) (the “Registration Statement”) on May 2, 2017 was filed prior to the issuance of the consent by the Registrant’s Independent Registered Public Accounting Firm included as Exhibit 23.1 in that filing. This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registrant’s Registration Statement is being filed following the issuance of the consent by the Registrant’s Independent Registered Public Accounting Firm attached as Exhibit 23.1 hereto, and Exhibit 23.1 hereto supersedes Exhibit 23.1 to the Registration Statement in all respects. No awards were granted in reliance on the Registration Statement between the filing of the Registration Statement and the filing of this Post-Effective Amendment. Consequently, the opinion of legal counsel originally filed as Exhibit 5.1 to the Registration Statement has been updated to include the date hereof and the filing of this Post-Effective Amendment without further alteration. Exhibit 5.1 to this Post-Effective Amendment supersedes Exhibit 5.1 to the Registration Statement in all respects.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, (the “Securities Act”) the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 3, 2017.

Energy Transfer Partners, L.P.

By:	Energy Transfer Partners GP, L.P.,
its general partner
By:	Energy Transfer Partners, L.L.C.,
its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 of the Securities act of 1933.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

*	Filed herewith.